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                                                                     EXHIBIT 23





                        Consent of Independent Auditors


The Board of Directors
Qwest Communications International Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (No. 333-47349, No. 333-50061, No. 333-56323, No. 333-60133, No. 333-61725,
No. 333-65345 and No. 333-68267), and the Registration Statement on Form S-3 (No. 333-58617), of Qwest Communications International Inc. of our report dated February 2, 1999, relating to the consolidated balance sheets of Qwest Communications International Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and our report dated February 2, 1999, pertaining to the related consolidated financial statement schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of Qwest Communications International Inc.



                                   KPMG LLP



Denver, Colorado
March 19, 1999